EXHIBIT 10.14

Consulting Agreement

Recitals

CONSULTING AGREEMENT entered into this 17th day of August, 2011, by and between Seafarer Exploration Corp. (the "Company"), and Reward Treasure Divers LLC ("Consultant").

WHEREAS, the Company desires to hire the consulting services of Consultant in the areas of dredge work, side scanning, mapping and charting, for the Company (the "Services") in connection the Company's business.

WHEREAS, in consideration for the Services, the Company shall pay the Consultant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Provision of Services
Duties of Consultant, The Consultant will provide such services and advice to the Company so as to provide the Company dredge work in the areas selected by the Company, will do side scan work and mapping on the site and provide the information to the Company, and will provide such services for 30 working or 55 calendar days, whichever occurs first (herein after referred to as 'term''). Consultant would undertake such services under the direction of Kyle Kennedy, Company President.

1.1 Duties Expressly Excluded
Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

2.        Compensation, Term and Termination
The Company shall compensate the Consultant by payment of one hundred fifty thousand (150,000) shares of restricted common stock. Also, $17,000.00 (seventeen thousand dollars) will be paid as compensation to offset operational cost for the 'term' of service. The Company will pay the marina or Consultant to cover dockage for the vessel Reward II. In addition, each of the divers shall be awarded 1 (one) percent of the treasure they find up to a maximum of 5 (five) percent. There will also be a separate stock bonus for whoever finds the first piece of treasure and for who is diving with him and for who is on board working. Should the Consultant's services be needed after 55 days from the execution of this agreement, a new agreement will be created to reflect the scope of services required and term of services provided. The term of this Agreement shall commence on the date it is

Consulting Agreement

3.        Property
All work performed by Consultant pursuant to this Agreement in connection with the Services or otherwise, including, without limitation, business and strategic plans and proposals, and however rendered, electronic or otherwise, and whether or not patentable or copyrightable (the "Products"), shall be deemed works-made-for-hire under United States copyright law and shall be the property of the Company. Consultant further agrees to and does hereby assign, transfer, and convey to the Company all of Consultant's right, title and interest in and to the Products, and in connection therewith, to execute and deliver such documents and take other steps, in order to enable the Company, in its sole discretion, to obtain grants of patent and registration of copyright and trademark, both domestic and foreign, in connection with the Products.

4.       Non-Circumvention
Consultant agrees that all third parties introduced to him/her by Seafarer represent significant efforts and working relationships that are unique to, and part of, the work product and intellectual capital of Seafarer. Therefore, without the prior specific written consent of Seafarer, Consultant agrees to refrain from conducting direct or indirect business dealings of any kind with any third party so introduced by Seafarer, with the exception of third parties with which Consultant has previously had a formal business relationship, for a period of three (3) years from Effective Date of this Agreement.

5.       Confidential Information
The Company has developed and is the owner of highly valuable and unique confidential and proprietary technical information related to the Business, as well as business and financial information related thereto (the "Confidential Information"). Notwithstanding the foregoing, "Confidential Information" shall not include and the provisions of this Agreement will not apply to any information disclosed by the Company and/or Consultant (1) if such information is demonstrated to be generally available to the public at the time of its disclosure to Consultant; (2) after the time, if any, that such information becomes generally available to the public without any breach by Consultant; (3) was already in Consultant's possession at the time of disclosure to Consultant (whether such time of disclosure is before or after the date hereof); (4) is developed by Consultant independently of the Services; or (5) was lawfully received by Consultant from a third party without restrictions on disclosure or use.

Using no less effort than the Consultant would use to maintain the confidentiality of his own confidential and proprietary information, the Consultant shall maintain in strict confidence and shall not disclose at any time, without the prior written consent of the Company, any of the Confidential Information to any other person or entity, unless such information has entered the public domain through lawful means, without violation of this Agreement, or pursuant to requirements of law or court order.

Consulting Agreement

5. 1 Confidentiality and Non-Disclosure
a)
Consultant acknowledges that Seafarer is a publicly traded company whose shares are traded on the Over-the-Counter Bulletin Board under the ticker symbol SFRX. Consultant has received or may receive in the future material non-public information from Seafarer. Consultant agrees that he will hold in strict confidence and not disclose to any third parties any material non-public information received from Seafarer, except as approved in writing by the CEO of Seafarer. Consultant additionally agrees that he will use the non-public information that it receives from Seafarer for lawful purposes only.

b)
Consultant shall treat as confidential and will not ever disclose under any circumstances to any third party any information that he becomes aware of during his business relationship with Seafarer pertaining to but not limited to any and all of Seafarer's financial information, bank account information, access codes, investors, shareholder lists, shipwreck site(s), treasure maps, proprietary data, intellectual properties, agreements, capabilities,specifications, business strategies, information regarding existing and future technical, business and marketing plans and product strategies, passwords, and the identity of actual and potential customers and suppliers (hereinafter collectively referred to as 'Confidential Information"). Confidential Information may be written, e-mail, hard copies of documents, oral, recorded, or contained on tape or on other electronic or mechanical media.

c)
Consultant represents and warrants that he will not disclose any Confidential Information whatsoever to any third party. Consultant will be deemed to have been in a fiduciary relationship of confidence with respect to the Confidential Information disclosed to its by Seafarer, and Consultant shall hold the Confidential Information in strict confidence and will never disclose such Confidential Information to any third (3rd) party or to use it for any purpose other than as specifically authorized by Seafarer in writing.

d)	No copies of the Confidential Information shall be retained by Consultant.

e)	Seafarer shall be deemed to be the owner of all Confidential Information.

f)
Consultant specifically acknowledges that the unauthorized disclosure, use or disposition of such Confidential Information by any third party could cause irreparable harm and significant injury to Seafarer's business, which may be difficult to ascertain. Accordingly, in the event of any breach by Consultant of this Agreement involving confidentiality then Consultant shall immediately be in violation of this Agreement and shall be liable for an immediate imposition of an injunction against him, in addition to any other remedies that may be available to Seafarer at law or in equity.

Consulting Agreement

g)
Consultant shall indemnify and hold Seafarer completely harmless against any and all liability, actions, claims, demands, liens, losses, damages, judgments and expenses, including reasonable attorneys' fees that may arise from the unauthorized disclosure or use of Confidential Information by Consultant.

6.       Severability
In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.       Independent Contractor
This Agreement shall not render Consultant an employee, partner, agent of, or joint venture partner with Seafarer for any purpose. Seafarer shall not be responsible for withholding taxes with respect to Consultant's compensation hereunder and Consultant will be solely responsible for any and all local, state and/or federal tax obligations. Consultant agrees to hold Seafarer harmless for any expenses, liabilities or obligations of any type concerning taxes or insurance. Consultant shall have no claim against Seafarer hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. In his capacity as an independent contractor, Consultant will exclusively control and direct his own time and choose which days and specific hours that he performs Services for Seafarer and he has the sole right to control and direct the means, manner, and method by which he renders the Services to Seafarer. Consultant acknowledges that he has never been an employee of Seafarer and Consultant also specifically acknowledges that he has provided services to Seafarer on an independent contractor basis at all times during his business relationship with Seafarer, including prior to the Effective Date of this Agreement.

8.       No Assignment
Consultant's obligations hereto with respect to provision of Services shall not be assignable to any other person without the express written consent of the Company.

9.       General Release and Waiver of Claims by Consultant.
Consultant does hereby remise, release, and forever discharge Seafarer, Seafarer's agents, officers, directors, consultants, advisors, affiliates, employees, assigns, administrators, controlling persons and personal representatives, of and from all and all manner of, actions, causes of action, suits, proceedings, debts, dues, contracts, judgments, damages, claims, and demands whatsoever in law or equity, which Consultant ever had, now has, or which Consultant 's heirs, executors, administrators or personal representatives hereafter can, shall, or may have for or by reason of any matter, cause, or thing whatsoever arising out of Consultant's past, present, or future business dealings with Seafarer or this Agreement; or in any way arising out of the provision of services to Seafarer by Consultant.

Consulting Agreement

10.     No Lawsuits
Consultant represents and warrants to Seafarer that he/she has never filed or submitted any complaints, charges or lawsuits of any kind with any court. governmental or administrative agency or arbitrator against Seafarer or any of Seafarer's past or present officers, directors, consultants, advisors, affiliates, employees, assigns, administrators, attorneys, agents, advisors, consultants, subsidiaries, related parties and personal representatives.

(ii) may be amended or modified only by a writing executed by the party against whom enforcement is sought; (iii) shall inure to the benefit of and be binding upon the respective heirs, administrators, personal representatives, successors and assigns of the parties hereto; and (iv) shall be governed by and construed in accordance with the laws of Florida.

11.     Full and Entire
This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, oral or written, with respect to the subject matter herein.

12.     Modification
May be amended or modified of this agreement only by a writing executed by the party against whom enforcement is sought.

13.     Drafting
Each Party acknowledges that it/he/she has adequate opportunity to review and comment upon this Agreement, has been advised of its rights to have its own independent counsel review this Agreement, and familiar with its terms.

14.     Waiver
No waiver of any right or obligation of the Parties under this Agreement shall be effective unless made in writing, specifying such waiver, and is executed by the Party against whom such waiver is being forced. A waiver by the other Party hereto of any of its rights under this Agreement on any occasion shall not be a part to the exercise of the same right on any subsequent occasion or of any other right at any time.

Consulting Agreement

15.     Successors and Assigns
This Agreement shall inure to the benefit of and be binding upon the respective legal representatives, assigns, and successors in interest of Seafarer Exploration Corp. The Consultant shall not have the right to assign, delegate, or otherwise transfer any duty or obligation to be performed by it hereunder to any person or entity, nor assign or transfer any rights hereunder.

16.     Section Headings
The section headings contained hereunder are for the purposes of convenience only and are not intended to define or limit the context of said section.

17.     Further Assurances
Consultant hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably required by any other party in order to carry out the provisions and purposes of this Agreement.

18.     Survival
The Confidentiality and Non-Disclosure agreement shall survive the termination and/or expiration of this Agreement and/or Consultant's performance of Services for Seafarer Exploration Corp., for any reason.

We also agree to paragraphs 8 & 9 of the old contract dated 6/10/11.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

CONSULTANT:

            /s/  Mark Wiener
Name: Mark Wiener, CEO
On behalf of
Reward Treasure Divers LLC

COMPANY:

            /s/ Kyle Kennedy
Kyle Kennedy
CEO
Seafarer Exploration Corp

Consulting Agreement dated 6/10/11

6.       Severability.
~~In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.~~

7.       Independent Contractor
~~This Agreement shall not render Consultant an employee, partner, agent of, or joint venture partner with Seafarer for any purpose. Seafarer tall not be responsible for withholding taxes With respect to Consultant's compensation hereunder and Consultant will be solely responsible for any and all local, state and/or federal tax obligations. Consultant agrees to hold Seafarer harmless for-any expenses, liabilities or obligations of any type concerning taxes or insurance. Consultant shall have no claim against Seafarer hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. In his capacityas an independent contractor, Consultant, will exclusively control and direct his own time and choose which days and specific hours that he performs Services for Seafarer and he has the sole right to control and direct the means, manner, and method by which he renders the Services to Seafarer. Consultant acknowledges that he has never been an employee of Seafarer.~~

8.       Compliance with Archaeological Guidelines.
Consultant has been provided with a copy of the archaeological guidelines for the State of Florida. Consultant agrees to comply with the archaeological guidelines at all times while performing the Services.

9.       Compliance with Environmental Permits.
Consultant acknowledges that Seafarer is required to adhere to the conditions contained in Florida Department of Environmental Protection Environmental Resource Permit No. 50-0138662-004 and Department of the Army/Corp. of Engineers Permit No. SAJ-2008-6185 (LP-MJW). Consultant acknowledges that he has been provided with a copy of both of these permits. Consultant agrees that he will become familiar with the conditions of the permits described above and will abide by all of the conditions contained in the permits while performing the Services. Consultant will also abide by any other environmental permits that Seafarer obtains or is party to in the future. Consultant further agrees to proceed using good judgment and extreme caution while performing the Services so as to not cause any environmental harm and to avoid any injury to all reefs, reef-like structures, turtles, turtle nests, manatees, sea grasses, etc. Consultant acknowledges that the liability for any damage done to the environment arising from his actions will be the sole responsibility of Consultant and not that of Seafarer.

9.       No Assignment
~~Consultant's obligations hereto with respect to provision of Services shall not be assignable to any other person without express written consent of the Company.~~

10.     Representations
Each Party represents and warrants to the other that they have full power and authority to enter into and perform this Agreement and that their execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any